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                                                                    EXHIBIT 4.4

STATE OF GEORGIA
COUNTY OF HALL

                              AMENDED AND RESTATED
                             SHAREHOLDER AGREEMENT


       THIS AMENDED AND RESTATED AGREEMENT, effective as of the first day of December 1998, is made by and among Sam F. Dayton, James Cary Howell, Edward N. Landa, and James L. Bruce, Jr., (hereinafter referred to as the "Shareholders"), and ComStar Communications, Inc., a Georgia corporation (the "Corporation"). The Shareholders hold all of the issued and outstanding shares of Common Stock (including all outstanding shares of both series of Common Stock; the "Shares"). The Shareholders wish to further their mutual interests in the Corporation, as well as the interests of the Corporation, by imposing certain restrictions and obligations on the transfer of their Shares, and on other aspects of their mutual agreements.

       NOW, THEREFORE, in consideration of the mutual promises contained herein and the sum of One Dollar ($1.00) paid by each party to the other, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                      ARTICLE I. RESTRICTIONS ON TRANSFERS

       No Shareholder may sell, transfer, assign, hypothecate, or otherwise alienate any of his Shares, now or hereafter owned by him, without the written consent of all other Shareholders, except by giving notice to all other Shareholders at least thirty (30) days prior to the date of the proposed transfer. Such notice must be made by certified mail, return receipt requested and shall set forth the exact provisions of the proposed transfer. The receipt by the Shareholders of such notice will create an option in each of the other Shareholders to purchase the Shares proposed to be transferred by such Shareholder. The Secretary, or any other officer, shall, within five (5) days of receipt of such notice, give notice of such proposed transfer to all of the other Shareholders, and they shall have the opportunity to exercise their options in the manner provided herein. Any sale or transfer or purported sale or transfer of such Shares shall be null and void unless the terms, conditions, and provisions of this agreement are strictly observed and followed.
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                    ARTICLE II. DEATH; INVOLUNTARY TRANSFER

       Each Shareholder agrees that upon his death or upon an involuntary transfer by operation of law, of all or a portion of his Shares, the other Shareholders shall have an option to purchase all of the Shares transferred, whether by his death or otherwise. Upon the death of a Shareholder, the executor or administrator, or upon a transfer, the person acquiring such Shares (in any such case, the "Transferor") shall promptly notify the Secretary of the Corporation of such death or transfer. The Secretary shall, within five (5) days of receipt of such notification, give notice of such death or transfer to all of the other Shareholders, and they shall have the opportunity to exercise their options in the manner provided herein. In the event that Shareholders elect to purchase such Shares, the Transferor shall sell such Shares to those Shareholders purchasing same.

                       ARTICLE III. TERMINATION OF OPTION

       The option to purchase Shares pursuant to Article I hereof shall terminate on the date set for the proposed transfer; provided, however, that if notice of the proposed transfer is delivered to the Shareholders and the Corporation less than thirty (30) days from the date of such delivery, the option to purchase Shares pursuant to Article II above shall terminate thirty
(30) days after the delivery of notice to the Corporation of the death of a Shareholder or of a transfer of Shares. If options to purchase shares are not exercised in accordance with the procedure outlined in the agreement, the Shares (a) may be transferred to the proposed transferee as provided in Article I, or (b) transferred in due course in either case described in Article II without further restriction on such transfer (but only in the same manner and on the same terms and conditions as set forth in the notice of proposed transfer), and said transfer shall be valid and binding; provided, however, that the transferee, in any case, executes, and agrees to become subject to, this agreement; and provided, further, that such stock cannot be further transferred except in accordance with the terms and conditions of this agreement.


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                         ARTICLE IV. EXERCISE OF OPTION

       Each Shareholder may exercise his option to purchase all or any portion of the Shares transferred or proposed to be transferred by delivering written notice, by certified mail, return receipt requested, or by hand delivery, to the Secretary of the Corporation of his election to purchase, not less than five (5) days prior to the expiration of the option period, indicating the number of Shares he elects to purchase. If the total number of Shares which such Shareholder elects to purchase exceeds the number of Shares available for purchase, the number of available shares shall be allocated by the Corporation among the electing Shareholders on the basis of the number of Shares held by each such electing Shareholder; provided, however, that the options may be partially exercised by the other Shareholders with the remainder available for sale by the Shareholder electing to sell his shares. If the Shareholders elect to purchase any Shares, the Corporation shall immediately deliver written notice of such election, by certified mail, return receipt requested, to the Shareholder proposing such transfer or the Transferor, setting forth the names of each of the Shareholders who have elected to purchase Shares and the number of Shares purchased by each of such Shareholders. Upon such notification, the Shareholder proposing the transfer of such Shares or the Transferor shall sell such Shares to the Shareholders electing to purchase such Shares, on the terms and conditions provided herein.

                           ARTICLE V. PURCHASE PRICE

       A. If there is a bonafide offer for the purchase of the Shares proposed to be transferred, the purchase price per Share shall be the total purchase price offered by the prospective purchaser divided by the number of Shares proposed to be transferred.

       B. If there is no such bona fide offer or if the Shares have been transferred involuntarily or by operation of law, or by the death of the Shareholder, the purchase price per Share shall be the fair market value of such Shares as determined by agreement of the Transferor, or the Shareholder proposing to transfer such Shares, and those Shareholders electing to purchase such Shares.


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

       C. If the parties are unable to agree upon a value as provided in subsection B the provisions of this subsection shall control the valuation of the Shares rather than the preceding subsection. The electing Shareholders, as a group, shall nominate an appraiser, and either the Transferor or the Shareholder proposing such transfer, as applicable, shall nominate an appraiser to determine the value of such Shares. If the two appraisers are unable to agree upon the value of such Shares, both appraisers shall agree upon and appoint a third appraiser to value such Shares. The opinion of the majority of the three appraisers shall be conclusively binding on all of the parties concerned.

                         ARTICLE VI. METHOD OF PAYMENT

       The purchase price of the Shares purchased shall be paid in cash. The certificates for the shares shall be endorsed by the Shareholder proposing the transfer, or by the Transferor, and delivered to the purchasing Shareholder(s) or surrendered directly to the Corporation for issuance of a new certificate to the purchasing Shareholder(s).

                        ARTICLE VII. DELIVERY OF SHARES

       The Shareholder proposing the transfer or the Transferor shall endorse and deliver the certificates evidencing the transferred Shares to the Shareholder(s) or the Corporation at the time the payment of the purchase price is made as set forth herein. From the time of such transfer, the persons purchasing such Shares shall be treated as the full owners of such Shares and will be so registered on the books of the Corporation, and will have full rights otherwise incident to such Shares.

                            ARTICLE VIII. INSURANCE

       [Intentionally omitted.]

                     ARTICLE IX. LEGAL REMEDIES ON DEFAULT

       In the event a default by a Shareholder (a "defaulting Shareholder") in any payment on the purchase of Shares hereunder continues for a period of more than 60 days after notice to the defaulting Shareholder(s), the person required to sell such Shares hereunder ("Seller") may, at his option, elect to sell such Shares elsewhere. The Seller may also


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agree with the defaulting Shareholder(s) to alter the terms for the payment of the purchase price; provided, however, that the Seller may only rescind the sale if all other Shareholders agree to the rescission.

                        ARTICLE X. SPECIFIC PERFORMANCE

       The Shareholders agree that the Shares of the Corporation cannot be readily purchased, sold, or evaluated in the open market, that they have a unique and special value, and the Shareholders would be irreparably damaged if the terms of this agreement were not capable of being specifically enforced, and for this reason the Shareholders agree that the purchase of the Shares in accordance with terms of this agreement shall be specifically enforceable. The Shareholders further agree that any sale or disposition which does not strictly comply with the terms and conditions of this agreement may be specifically restrained, and that such equitable relief provided herein shall not in any way limit or deny any other remedy at law which a Shareholder might otherwise have.

                    ARTICLE XI. RESTRICTIONS ON CERTIFICATES

       The Shareholders agree that all Share certificates now or hereafter held by them will be stamped with the following legend prominently on the front of the certificate, reading as follows:

       "THIS SHARE CERTIFICATE IS SUBJECT TO RESTRICTIONS ON TRANSFER. SEE
BACK."

       The back side of the certificate is to carry the following endorsement:

       "THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AND OPTIONS IN REGARD TO ITS PURCHASE AND TRANSFER BY THE PROVISIONS OF A SHAREHOLDERS AGREEMENT DATED AS OF DECEMBER 1, 1998, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE CORPORATION."

                              ARTICLE XII. NOTICE

       All notices under this agreement shall be mailed to the parties at the addresses provided under their signatures, provided that any party may change his mailing address by delivering written notice of such new address to the Corporation.


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                               ARTICLE XIII. TERM

       A. This agreement shall terminate and the certificates representing the shares subject to this Agreement shall be released from the terms of this Agreement on the occurrence of the earliest to occur of the following events:

            (i) the consummation of a Qualified Initial Public Offering (as defined below) of the Common Stock of the Company.

            (ii) written agreement of the Company and the parties whose vote is sufficient to amend this agreement as provided below; or

            (iii)  dissolution of the Company.

"Qualified Initial Public Offering" shall mean the offer and sale by the Corporation of its equity securities in a transaction underwritten by an investment banking firm following the completion of which (i) such equity securities will be listed for trading on any national securities exchange or
(ii) there will be at least two market makers who are making a market in such equity securities through the Nasdaq National Market System.

       B. Notwithstanding anything to the contrary contained in this agreement, it shall terminate 20 years from the effective date unless it is renewed within the 20-year period provided in O.C.G.A. Section 14-2-731. Amendments to this agreement shall be deemed renewals of this Agreement unless the amendment states to the contrary. If not sooner terminated, this agreement shall terminate 21 years after the death of the last to die of any individual Shareholder of the Company living at the date of this Agreement.

       C. Upon the termination of this agreement as provided above, the share certificates held by each Shareholder shall be surrendered to the Company and the Company shall issue new certificates for the same number of shares but without the legend required by this agreement.


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

                             ARTICLE XIV. INUREMENT

       Subject to the restrictions against the transfer or assignment as herein contained, the provisions of this agreement shall inure to the benefit of and shall be binding upon the assigns, successors in interest, personal representatives, estates, heirs, and legatees of each of the parties hereto. Each of the Shareholders agrees that he will not hypothecate or otherwise create or suffer to exist any lien, claim, or encumbrance upon any of his shares at any time subject hereto, other than the encumbrance created by this agreement.

                             ARTICLE XV. AMENDMENT

       Neither this agreement nor any provision hereof may be waived, modified, terminated or amended except by a written agreement signed by the Company and the Shareholders holding at least two thirds (2/3) of the Common Stock (including shares of all series of Common Stock then outstanding, voting as one voting group) issued and outstanding and entitled to vote then held by all Shareholders. Any waiver by any party of a breach of any provision of this agreement shall not operate or be construed as a waiver of any subsequent breach of that provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as any other party may reasonably require in order to effectuate the terms and purposes of this agreement.

                     ARTICLE XVI. MISCELLANEOUS PROVISIONS

       A. This agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument.

       B. The parties acknowledge that they are entering into this agreement freely and voluntarily; that they have ascertained and weighed all the facts and circumstances likely to influence their judgment herein; that they have sought and obtained legal advice independently of each other; that they have been duly apprised of their respective legal rights; that all the provisions hereof, as well as all questions pertaining thereto, have been fully and satisfactorily explained to them; that they have given due consideration to such


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provisions and questions and that they clearly understand and assent to all the provisions hereof.

       C. Each party shall, at the other party's request at any time hereafter, take any and all steps and execute, acknowledge and deliver any and all further instruments and assurances that the other party may reasonably require for the purpose of carrying out the provisions of this agreement.

       D. This agreement is and shall be deemed to be a Georgia agreement, and shall be governed and construed in all respects by and in accordance with the laws of the State of Georgia.

       E. Time is of the essence of this agreement and all of its terms, conditions and provisions.

       F. This agreement supersedes any and all other agreements, whether oral or in writing, between the parties with respect to this agreement, and this agreement contains all of the covenants and agreements between the parties with respect to the subject matter of this agreement in any manner whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, that are not embodied in this agreement, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding.

       G. If any paragraph, subparagraph, sentence, clause, phrase, or any portion of this agreement be declared invalid or unconstitutional by any Court of competent jurisdiction, or if the provisions of any part of this agreement as applied to any particular situation or set of circumstances shall be declared invalid or unconstitutional, such invalidity shall not be construed to affect the portions of this agreement not so held to be invalid, or the application of this agreement to other circumstances not so held to be invalid. It is hereby declared to be the intent of the parties to this agreement to provide for separable and divisible parts, and to hereby adopt any and all parts hereof as may not be held invalid for any reason.


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       H.   In the event of a breach or threatened breach by either party of the obligations under this agreement, the parties acknowledge that the non-breaching party will not have an adequate remedy at law and shall be entitled to such equitable and injunctive relief as may be available to restrain the breaching party from the violation of the provisions of this agreement. Nothing in this paragraph shall be construed as prohibiting the other party from pursuing any other remedies available for breach or threatened breach of this agreement, including the recovery of damages from the breaching party.

       I. If any action at law or in equity is necessary to enforce or interpret the terms of this agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which that party may be entitled.

       J. The duties and obligations imposed by this agreement and the rights and remedies available hereunder shall be in addition to, and not in limitation of, any duties, obligations, rights and remedies otherwise imposed or available at law.

       K. No action or failure to act or to insist in any one or more instances upon the strict performance of any one or more of the provisions of this agreement, or to exercise any right herein contained or provided by law by any party hereto, shall constitute a waiver of any right or duty afforded him under this agreement, nor shall any such action or failure to act constitute an approval of or acquiescence in any breach hereunder, nor shall it be construed as a waiver of the right to subsequently demand strict performance or exercise such rights, and the rights shall continue unchanged and remain in full force and effect, except as may be specifically agreed in writing.

       L. Additional holders of Shares may join into this Agreement by executing an agreement to be bound by all of the terms and conditions hereof, which may be evidenced by the signing of a signature page in the form attached hereto. Such additional shareholders shall be bound by all of the terms and shall receive all of the benefits of this agreement on par with the original signatory shareholders.


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       IN WITNESS WHEREOF, the parties hereto have executed this agreement under seal on the dates indicated by their signatures, to be effective as of the first day of December, 1998.

                     [Signatures begin on following page.]


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                                        SHAREHOLDERS


Date:
       ------------------

       /s/ Sam F. Dayton
       --------------------------------(SEAL)
                                        Sam F. Dayton
                                        Address:


       --------------------------------


       --------------------------------


Date:
       ------------------

       /s/ James C. Howell
       --------------------------------(SEAL)
                                        James Cary Howell
                                        Address:


       --------------------------------


       --------------------------------


Date:
       ------------------

       /s/ Edward N. Landa
       --------------------------------(SEAL)
                                        Edward N. Landa
                                        Address:


       ------------------------------------


       ------------------------------------


Date:
       ------------------

       /s/ James L. Bruce
       --------------------------------(SEAL)
                                        James L. Bruce, Jr.
                                        Address:


       ------------------------------------


       ------------------------------------


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



                                        COMSTAR COMMUNICATIONS, INC.



       BY: /s/  Sam F. Dayton
          ----------------------------------
                                             Dr. Sam F Dayton, President

                                                   (Corporate Seal)


  /s/ Edward N. Landa                   ATTEST:
 ----------------------------
                                                   Secretary


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

               COMSTAR COMMUNICATIONS, INC. SHAREHOLDER AGREEMENT

                   SIGNATURE PAGE FOR ADDITIONAL SHAREHOLDERS



Date:
       ------------------
       -------------------------------------
                                        Signature


       -------------------------------------
                                        Please print name

                                        Address:


       -------------------------------------


       -------------------------------------


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
                               AMENDMENT NO. 1 TO
                   AMENDED AND RESTATED SHAREHOLDER AGREEMENT


         AMENDMENT NO. 1 dated this 31st day of August, 1999 by and among comstar.net, inc. (the "Corporation") and the Shareholders that are parties to the Amended and Restated Shareholder Agreement, dated as of December 1, 1998, by and among the Corporation and the Shareholders (the "Original Agreement").

         WHEREAS, the Shareholders wish to further their mutual interests in the Corporation, as well as the interests of the Corporation, by amending the Original Agreement to permit certain transfers of stock, and

         WHEREAS, Article XV of the Original Agreement permits amendment of the Original Agreement by written agreement signed by certain of the Shareholders,

         NOW THEREFORE, in consideration of the mutual premises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

         1. Article I of the Original Agreement is hereby amended and restated in its entirety to read as follows:

         "(a) No Shareholder may sell, transfer, assign, hypothecate, or otherwise alienate any of his Shares, now or hereafter owned by him, without the written consent of all other Shareholders, except by giving notice to all other Shareholders at least thirty (30) days prior to the date of the proposed transfer. Such notice must be made by certified mail, return receipt requested and shall set forth the exact provisions of the proposed transfer. The receipt by the Shareholders of such notice will create an option in each of the other Shareholders to purchase the Shares proposed to be transferred by such Shareholder. The Secretary, or any other officer, shall, within five
         (5) days of receipt of such notice, give notice of such proposed transfer to all of the other Shareholders, and they shall have the opportunity to exercise their options in the manner provided herein. Any sale or transfer or purported sale or transfer of such Shares shall be null and void unless the terms, conditions, and provisions of this agreement are strictly observed and followed.

         (b) Notwithstanding the foregoing, a Shareholder may freely transfer any of his Shares at any time to Family Members whether or not for adequate consideration, by gift, assignment, sale, will, joint tenancy with right of survivorship, bequest, devise, intestacy or otherwise. Such transfers may be made outright or in trust, in fee or lesser estate, or held under a guardianship, conservatorship, or custodian arrangement. The Shareholders hereby consent to any such transfer without compliance with the prior notice and approval provisions of section (a) above and without creating for other Shareholders the option to purchase the transferred Shares described in paragraph (a) above. Solely for purposes of this Article I, "Family Member" shall mean the spouse, issue (including, step-children and their issue), siblings, parents, siblings-in-law and parents-in-law of the Shareholder; any trust created for the exclusive benefit of one or more of such persons; and any entity owned entirely by the Shareholder and/or one or more of the Shareholder's Family Members."

         2. All other provisions and agreements of the Original Agreement shall remain unchanged.


                   [Signatures appear on the following page.]


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

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 under seal, to be effective as of the date on which holders of two thirds of the outstanding Common Stock have signed this Amendment No. 1.



                                                 CORPORATION:

                                                 comstar.net, inc.




                                                 By: /s/ Sam F. Dayton
                                                     --------------------

                                                     Name: Sam F. Dayton
                                                     Title: Chairman/President

                                                 SHAREHOLDERS:



         date: 08-31-99                          /s/ Sam F. Dayton
              ---------------                    --------------------------
                                                 Samuel F. Dayton

         date: 27-Aug-99                         /s/ James Cary Howell
              ---------------                    --------------------------
                                                 James Cary Howell

         date: 8/27/1999                         /s/ Edward N. Landa
              ---------------                    --------------------------
                                                 Edward N. Landa

         date: 8/28/99                           /s/ James L. Bruce
              ---------------                    --------------------------
                                                 James L. Bruce, Jr.

         date:
              ---------------                    --------------------------
                                                 Alan Crumley

         date:
              ---------------                    --------------------------
                                                 Frank Wiegend


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

         date:
              ---------------                    --------------------------
                                                 T. Graham Hood

         date:
              ---------------                    --------------------------
                                                 David Thompson

         date:
              ---------------                    --------------------------
                                                 Donald Thompson

         date:
              ---------------                    --------------------------
                                                 E. Davison Burch

         date:
              ---------------                    --------------------------
                                                 Don Waldrip

         date:
              ---------------                    --------------------------
                                                 L.G. Hardman, III

         date:
              ---------------                    --------------------------
                                                 Jesse A. Carter

         date:
              ---------------                    --------------------------
                                                 Pierpont F. Brown

         date:
              ---------------                    --------------------------
                                                 Steve Wadley

         date:
              ---------------                    --------------------------
                                                 Charles W. Blair Jr.

         date:
              ---------------                    --------------------------
                                                 Edward Klein, III

         date:
              ---------------                    --------------------------
                                                 John David Boonstra

         date:
              ---------------                    --------------------------
                                                 Richard Hoving, Jr.

         date:
              ---------------                    --------------------------
                                                 Vince Dooley

         date:
              ---------------                    --------------------------
                                                 Barbara Dooley


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

                                                 Mauney Family Trust



         date:                                   By:
              ---------------                       -----------------------


         date:
              ---------------                    --------------------------
                                                 George D. Jones

         date:
              ---------------                    --------------------------
                                                 James M. Intoccio

         date:
              ---------------                    --------------------------
                                                 James Atherton

         date:
              ---------------                    --------------------------
                                                 Kay S. Swanson

         date:
              ---------------                    --------------------------
                                                 Steven J. Edwards

         date:
              ---------------                    --------------------------
                                                 Samuel D. Holmes

         date: 8/27/99                           /s/ Chris K. Martin
              ---------------                    --------------------------
                                                 Christopher K. Martin

         date:
              ---------------                    --------------------------
                                                 Arie A. Buurman


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